CB&I Reports Strong 2013 Fourth Quarter and Full-Year Results

THE WOODLANDS, Texas, Feb. 25, 2014 /PRNewswire/ -- CB&I (NYSE: CBI) today announced financial results for the fourth quarter and full-year 2013. Net income for 2013 was $454.1 million, or $4.23 per diluted share, including acquisition and integration related costs of $73.3 million, or $0.68 per diluted share. CB&I's consolidated 2013 revenue was $11.1 billion, up from $5.5 billion in the prior year. New awards for 2013 totaled $12.3 billion, resulting in a backlog of $27.8 billion as of December 31, 2013.

In the fourth quarter, CB&I's net income was $196.8 million, or $1.80 per diluted share, including acquisition and integration related costs of $12.1 million, or $0.11 per diluted share. Revenue for the fourth quarter was $3.0 billion with new awards of $5.3 billion.

"With record high new awards and revenue, 2013 was without a doubt the strongest year in the company's 125 year history. Our 2013 net income, excluding acquisition and integration related costs, exceeded half a billion dollars, resulting in adjusted earnings per share of $4.91," said Philip K. Asherman, President and Chief Executive Officer. "In addition to our financial results, I am very proud to report that we executed 145 million work-hours in 2013, with one of the best safety records in our industry. With this relentless focus and commitment to safety, our unique business model that delivers a more complete supply chain solution for our customers, nearly $30 billion in backlog and the assurance of long-term global energy demand, we expect CB&I to continue to deliver outstanding value to our shareholders."

CB&I's $12.3 billion in 2013 new awards demonstrates the company's ability to capitalize on its breadth of offerings across its growing end markets. Noteworthy awards and developments included a LNG contract for the first two trains at Freeport LNG, an award for an ethylene plant for Occidental in Texas, storage awards for LNG tanks in Asia and Australia, a propane terminal in Pennsylvania, a strategic partnership with China Power Investment Corporation (CPI) to jointly build nuclear power generation in China, a pipe fabrication award for a natural gas project in Australia, contracts for environmental remediation and Air Quality Control programs across the U.S., a plant services contract for Peru LNG, a paraxylene technology contract with GS Caltex, as well as numerous additional strategic petrochemical and refining technology licensing awards.

Earnings Conference Call

CB&I will host a webcast on February 25 at 4:00 p.m. CST (5:00 p.m. EST) to discuss financial and operating results, and answer questions from investors. The webcast will be available on the Investor Relations page of www.cbi.com.

About CB&I

CB&I (NYSE: CBI) is the most complete energy infrastructure focused company in the world and a major provider of government services. Drawing upon more than a century of experience and the expertise of approximately 55,000 employees, CB&I provides reliable solutions while maintaining a relentless focus on safety and an uncompromising standard of quality. For more information, visit www.cbi.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding CB&I and represents our expectations and beliefs concerning future events. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties. When considering any statements that are predictive in nature, depend upon or refer to future events or conditions, or use or contain words, terms, phrases or expressions such as "achieve," "forecast," "plan," "propose," "strategy," "envision," "hope," "will," "continue," "potential," "expect," "believe," "anticipate," "project," "estimate," "predict," "intend," "should," "could," "may," "might" or similar forward-looking statements, we refer you to the cautionary statements concerning risk factors and "Forward-Looking Statements" described under "Risk Factors" in Item 1A of our Annual Report filed on Form 10-K filed with the SEC for the year ended December 31, 2013, and any updates to those risk factors or "Forward-Looking Statements" included in our subsequent Quarterly Reports on Form 10-Q filed with the SEC, which cautionary statements are incorporated herein by reference.

CHICAGO BRIDGE & IRON COMPANY N.V.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2013	2012	2013	2012

Revenue	$ 3,000,257	$ 1,537,468	$ 11,094,527	$ 5,485,206
Cost of revenue	2,661,051	1,339,800	9,895,517	4,786,499
Gross profit	339,206	197,668	1,199,010	698,707
% of Revenue	11.3%	12.9%	10.8%	12.7%

Selling and administrative expense	98,921	59,464	379,485	227,948
% of Revenue	3.3%	3.9%	3.4%	4.2%

Intangibles amortization	18,429	4,488	61,111	22,613
Equity earnings	(7,337)	(11,416)	(23,474)	(17,931)
Other operating (income) expense, net	(493)	618	1,643	(566)
Acquisition and integration related costs	19,260	6,000	95,737	11,000
Income from operations	210,426	138,514	684,508	455,643
% of Revenue	7.0%	9.0%	6.2%	8.3%

Interest expense	(21,506)	(7,837)	(87,578)	(19,606)
Interest income	1,721	1,592	6,930	8,029
Income before taxes	190,641	132,269	603,860	444,066

Income tax benefit (expense) (1)	26,414	(35,277)	(91,270)	(127,003)
Net income	217,055	96,992	512,590	317,063

Less: Net income attributable to noncontrolling interests	(20,274)	(7,375)	(58,470)	(15,408)
Net income attributable to CB&I	$ 196,781	$ 89,617	$ 454,120	$ 301,655

Net income attributable to CB&I per share:
Basic	$ 1.83	$ 0.93	$ 4.29	$ 3.12
Diluted	$ 1.80	$ 0.91	$ 4.23	$ 3.07

Weighted average shares outstanding:
Basic	107,527	96,479	105,935	96,633
Diluted	109,168	98,230	107,452	98,231

Cash dividends on shares:
Amount	$ 5,375	$ 4,841	$ 21,453	$ 19,394
Per Share	$ 0.05	$ 0.05	$ 0.20	$ 0.20

(1)

The three and twelve month periods ended December 31, 2013 include a tax benefit of $77,800 ($0.72 per share) related to the recognition of the balance of our U.K. net operating loss tax asset and certain U.S. foreign tax credits.

Non-GAAP Supplemental Information
(amounts adjusted to exclude Shaw acquisition and integration related costs) (2)

Adjusted income from operations	$ 229,686	$ 144,514	$ 780,245	$ 466,643
Adjusted % of Revenue	7.7%	9.4%	7.0%	8.5%

Adjusted net income attributable to CB&I	$ 208,915	$ 93,517	$ 527,436	$ 308,798
Adjusted net income attributable to CB&I per share (diluted)	$ 1.91	$ 0.95	$ 4.91	$ 3.14

(2)

The exclusion of Shaw acquisition and integration related costs is a non-GAAP financial measure, which we believe provides users a better indication of our operating performance. See Reconciliation of Non-GAAP Supplemental Information table.

Chicago Bridge & Iron Company N.V.
Segment Information
(in thousands)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2013		2012		2013		2012

		% of		% of		% of		% of
NEW AWARDS (1)		Total		Total		Total		Total
Engineering, Construction and Maintenance	$ 4,035,925	76%	$ 2,258,963	79%	$ 7,929,048	65%	$ 5,115,271	70%
Fabrication Services	799,681	15%	447,522	16%	2,681,886	22%	1,463,978	20%
Technology	233,784	5%	144,251	5%	633,690	5%	726,721	10%
Government Solutions	225,658	4%	-	0%	1,008,346	8%	-	0%
Total	$ 5,295,048		$ 2,850,736		$ 12,252,970		$ 7,305,970

		% of		% of		% of		% of
REVENUE		Total		Total		Total		Total
Engineering, Construction and Maintenance	$ 1,882,794	63%	$ 964,695	63%	$ 6,724,567	61%	$ 3,305,377	60%
Fabrication Services	698,052	23%	424,678	27%	2,575,597	23%	1,692,533	31%
Technology	130,472	4%	148,095	10%	599,195	5%	487,296	9%
Government Solutions	288,939	10%	-	0%	1,195,168	11%	-	0%
Total	$ 3,000,257		$ 1,537,468		$ 11,094,527		$ 5,485,206

		% of		% of		% of		% of
INCOME FROM OPERATIONS		Revenue		Revenue		Revenue		Revenue
Engineering, Construction and Maintenance	$ 109,575	5.8%	$ 59,612	6.2%	$ 328,919	4.9%	$ 168,467	5.1%
Fabrication Services	75,647	10.8%	43,398	10.2%	259,750	10.1%	170,780	10.1%
Technology	40,125	30.8%	41,504	28.0%	156,835	26.2%	127,396	26.1%
Government Solutions	4,339	1.5%	-	0.0%	34,741	2.9%	-	0.0%
Total operating groups	$ 229,686	7.7%	$ 144,514	9.4%	$ 780,245	7.0%	$ 466,643	8.5%
Acquisition and integration related costs	(19,260)		(6,000)		(95,737)		(11,000)
Total	$ 210,426	7.0%	$ 138,514	9.0%	$ 684,508	6.2%	$ 455,643	8.3%

(1)	New awards represents the value of new project commitments received by the Company during a given period.

Chicago Bridge & Iron Company N.V.
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	December 31,
	2013	2012
ASSETS

Current assets	$ 3,389,565	$ 2,721,555
Equity investments	101,754	97,267
Property and equipment, net	788,797	285,871
Goodwill and other intangibles, net	4,854,191	1,093,019
Other non-current assets	264,296	131,963

Total assets	$ 9,398,603	$ 4,329,675

LIABILITIES AND SHAREHOLDERS' EQUITY

Current maturities of long-term debt and revolver borrowings	$ 215,000	$ -
Other current liabilities	4,582,624	1,772,522
Long-term debt	1,625,000	800,000
Other non-current liabilities	459,531	360,843

Shareholders' equity	2,516,448	1,396,310

Total liabilities and shareholders' equity	$ 9,398,603	$ 4,329,675

Chicago Bridge & Iron Company N.V.
Condensed Consolidated Statements of Cash Flows and Other Financial Data
(in thousands)

	Twelve Months
	Ended December 31,
	2013	2012
CASH FLOWS

Cash flows from operating activities	$ (112,836)	$ 202,504
Cash flows from investing activities	(1,825,309)	(66,785)
Cash flows from financing activities	1,732,812	(174,111)
Effect of exchange rate changes on cash and cash equivalents	(17,560)	9,976

Decrease in cash and cash equivalents	(222,893)	(28,416)
Cash and cash equivalents, beginning of the year	643,395	671,811
Cash and cash equivalents, end of the year	$ 420,502	$ 643,395

OTHER FINANCIAL DATA

Increase in receivables, net	$ (158,851)	$ (258,132)
Change in contracts in progress, net	(614,628)	(222,133)
Decrease in inventory	1,504	2,339
(Decrease) increase in accounts payable	(43,491)	135,755
Change in contract capital	$ (815,466)	$ (342,171)

Depreciation and amortization	$ 180,026	$ 66,421
Capital expenditures	$ 90,492	$ 72,279

	December 31, 2013	December 31, 2012
Backlog (1)	$ 27,794,212	$ 10,928,818

(1)	Backlog includes the value of new award commitments until work is performed and revenue is recognized or until cancellation. Backlog may also fluctuate with currency movements.

Chicago Bridge & Iron Company N.V.
Reconciliation of Non-GAAP Supplemental Information
(in thousands, except per share data)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2013	2012	2013	2012

Adjusted income from operations

Income from operations	$210,426	$138,514	$684,508	$455,643
Acquisition and integration related costs	19,260	6,000	95,737	11,000
Adjusted income from operations	$229,686	$144,514	$780,245	$466,643
Adjusted % of Revenue	7.7%	9.4%	7.0%	8.5%

Adjusted net income attributable to CB&I

Net income attributable to CB&I	$196,781	$ 89,617	$454,120	$301,655
Acquisition and integration related costs, net of tax (1)	12,134	3,900	73,316	7,143
Adjusted net income attributable to CB&I	$208,915	$ 93,517	$527,436	$308,798

Adjusted net income attributable to CB&I per share

Net income attributable to CB&I	$ 1.80	$ 0.91	$ 4.23	$ 3.07
Acquisition and integration related costs, net of tax (1)	0.11	0.04	0.68	0.07
Adjusted net income attributable to CB&I	$ 1.91	$ 0.95	$ 4.91	$ 3.14

(1)

The three and twelve month periods ended December 31, 2013 include $19,260 and $95,737 of acquisition and integration related costs, respectively, and the twelve month period ended December 31, 2013 includes $10,517 of acquisition related pre-closing financing costs and one-time financial commitments (both included in interest expense and recorded in Q1). These costs total $19,260 and $106,254, less the tax impact of $7,126 and $32,938, respectively. The per share amounts for the three and twelve month periods are based upon diluted weighted average shares of 109,168 and 107,452, respectively.

The three and twelve month periods ended December 31, 2012 include $6,000 and $11,000 of acquisition and integration related costs, respectively, less the tax impacts of $2,100 and $3,857, respectively. The per share amounts for the three and twelve month periods are based upon diluted weighted average shares of 98,230 and 98,231, respectively.

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CONTACT: Media: www.CBI.com, Investors: Christi Thoms, +1 832 513 1200